Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-83780, 2-81019, 33-42536, 33-54045, 33-65077, 333-40991, 333-55667, 333-55669, 333-57774, 333-147057, 333-147059, 333-173830, 333-182155, 333-182156, 333-186361, 333-214151, 333-236169, 333-252581 and 333-268031) and on Form S-3 (Nos. 333-182121 and 333-214152) of Carpenter Technology Corporation of our report dated August 12, 2026, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
August 12, 2026